As filed with the Securities and Exchange Commission on February 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Opendoor Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	98-1515020 (I.R.S. Employer Identification No.)

410 N. Scottsdale Road, Suite 1600

Tempe, Arizona 85281

(415) 896-6737

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carrie Wheeler

Chief Financial Officer

Opendoor Technologies Inc.

410 N. Scottsdale Road, Suite 1600

Tempe, Arizona 85281

(415) 896-6737

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rachel W. Sheridan, Esq. Shagufa R. Hossain, Esq. Christopher M. Bezeg, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200	Elizabeth Stevens Head of Legal Opendoor Technologies Inc. 410 N. Scottsdale Road, Suite 1600 Tempe, Arizona 85281 (415) 896-6737	Dave Peinsipp Kristin VanderPas Charles S. Kim Denny Won Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-252666

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common stock, par value $0.0001 per share	5,217,421	$27.00	$140,870,367.00	$15,368.96

(1)       Represents only the additional number of shares of common stock being registered, and includes 680,533 additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252666).

(2)      The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously paid a filing fee of $76,844.80 for the Registration Statement on Form S-1 (File No. 333-252666), which was declared effective on February 4, 2021. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $140,870,367.00 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Opendoor Technologies Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of additional shares of common stock, par value $0.0001 per share of Registrant. This Registration Statement relates to the public offering of securities contemplated by the earlier registration statement on Form S-1, as amended (File No. 333-252666) (the “Prior Registration Statement”), which the Commission declared effective on February 4, 2021. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by Registrant by 5,217,421 shares of its common stock, which includes 680,533 shares of common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-252666) are incorporated by reference into, and shall be deemed to be a part of, this filing.

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description
5.1*	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on February 2, 2021).
23.1	Consent of Marcum LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.

*	Previously filed with the Registrant's Registration Statement on Form S-1, as amended (File No. 333-252666), initially filed with the Securities and Exchange Commission February 2, 2021 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on February 4, 2021.

Opendoor Technologies Inc.

By:	/s/ Carrie Wheeler
Name: Carrie Wheeler
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, Director and Chief Executive Officer
Eric Wu	(Principal Executive Officer)	February 4, 2021

/s/ Carrie Wheeler	Chief Financial Officer (Principal Financial Officer and Principal
Carrie Wheeler	Accounting Officer)	February 4, 2021

*
Adam Bain	Director	February 4, 2021

*
Cipora Herman	Director	February 4, 2021

*
Jonathan Jaffe	Director	February 4, 2021

*
Pueo Keffer	Director	February 4, 2021

*
Jason Kilar	Director	February 4, 2021

*
Glenn Solomon	Director	February 4, 2021

* By:	/s/ Carrie Wheeler
Carrie Wheeler
Attorney-in-Fact